Exhibit 99.1

Web.com Reports Third Quarter 2013 Financial Results

•	Third quarter revenue and profitability exceeded high end of guidance

•	Added 32,000 net new subscribers

•	Average Revenue Per User of $14.33 grew $0.24 sequentially

•	Reduced debt balance by $22.3 million in third quarter

JACKSONVILLE, FL - November 5, 2013 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the third quarter ended September 30, 2013.

“Web.com posted strong results for the third quarter, with both revenue and profitability exceeding the high end of our guidance,” said David Brown, Chairman and CEO of Web.com. “We are delivering the acceleration in revenue and average revenue per user growth that we targeted through our strategy of cross-selling our value-added services into our three million plus subscriber base, while consistently adding net subscribers and maintaining best-in-class customer retention rates. We are continuing to use our solid cash flow to reduce our debt balance.”

Brown added, “Our investments in building the Web.com brand are paying off and increasing our profile among small businesses, which is driving improved efficiency in our net subscriber investments. The drivers of our business are trending in a positive direction and we believe we are well positioned to deliver accelerating revenue growth as we enter 2014.”

Summary of third quarter 2013 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $125.2 million for the third quarter of 2013, compared to $105.8 million for the third quarter of 2012. Non-GAAP revenue was $134.8 million for the third quarter of 2013, up 9% on a year-over-year basis and above the high end of the company's guidance range of $133.5 million to $134.5 million.

•
GAAP operating income was $4.5 million for the third quarter of 2013, compared to an operating loss of $5.6 million for the third quarter of 2012. Non-GAAP operating income was $35.7 million for the third quarter of 2013, representing a 27% non-GAAP operating margin, compared to $35.2 million for the third quarter of 2012, representing a 28% non-GAAP operating margin.

•
GAAP net loss from continuing operations was $6.0 million, or $0.12 per diluted share, for the third quarter of 2013. GAAP net loss from continuing operations was $21.5 million, or $0.45 per diluted share, in the third quarter of 2012. Non-GAAP net income from continuing operations was $29.3 million for the third quarter of 2013, or $0.55 per diluted share, up 41% and 34%, respectively, on a year-over-year basis and above the Company's guidance of $0.51 to $0.52 per diluted share. The Company had non-GAAP net income of $20.8 million, or $0.41 per diluted share, for the third quarter of 2012.

•
Adjusted EBITDA was $38.9 million for the third quarter of 2013, representing a 29% adjusted EBITDA margin, compared to $37.5 million for the third quarter of 2012, representing a 30% adjusted EBITDA margin.

•	The Company generated cash from operations of $22.5 million for the third quarter of 2013, an increase of 12% compared to $20.1 million of cash flow from operations for the third quarter of 2012.

Third quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,088,000 at the end of the third quarter of 2013, up approximately 32,000 from the end of the second quarter.

•	Web.com's average revenue per user (ARPU) was $14.33 for the third quarter of 2013, representing a sequential increase of $0.24 from $14.09 for the second quarter of 2013.

•	Customer churn was approximately 1% for the third quarter of 2013, consistent with recent low levels.

•	On August 14, 2013, Web.com completed a $258.8 million convertible debt offering, thereby lowering the average cash interest rate on debt to 3.2% from 4.4%.

Conference Call Information
Management will host a conference call today, November 5, 2013, at 5:00 p.m. ET, to discuss Web.com's third quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available until November 12, 2013 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 10000321.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com is a global domain registrar and further meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, non-cash income tax, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, stock-based compensation, loss on debt extinguishment, gains or losses from asset sales and includes cash income tax expense, because management believes that excluding such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, non-cash income tax, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, gains or losses from asset sales, corporate development expenses, and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company's competitors' operating results.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from certain non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the cash tax paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the actual cash tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding expected acceleration in revenue growth, expected subscriber growth and improving efficiency in net subscriber investments, and solid cash flow and continued use of it to reduce Web.com's debt balance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2012, and Form 10-Q for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin
904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except for per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenue	$125,197	$105,753	$361,191	$296,213
Cost of Revenue	42,692	40,195	128,211	118,603

Gross profit	82,505	65,558	232,980	177,610

Operating expenses:
Sales and marketing	36,386	30,892	104,846	86,775
Research and development	8,184	7,883	24,804	26,049
General and administrative	13,139	11,417	38,803	38,439
Restructuring expense (benefit)	—	1,171	(32)	2,524
Depreciation and amortization	20,339	19,816	60,680	59,228
Total operating expenses	78,048	71,179	229,101	213,015
Income (loss) from operations	4,457	(5,621)	3,879	(35,405)

Interest expense, net	(8,137)	(17,166)	(26,355)	(52,121)
Gain on sale of equity method investment	—	—	385	5,156
Loss from debt extinguishment	(1,138)	—	(20,663)	—
Net loss before income taxes	(4,818)	(22,787)	(42,754)	(82,370)
Income tax (expense) benefit	(1,170)	1,285	(19,481)	12,031
Net loss	$(5,988)	$(21,502)	$(62,235)	$(70,339)

Other comprehensive income:
Unrealized gain on investments, net of tax	8	5	13	5
Total comprehensive loss	$(5,980)	$(21,497)	$(62,222)	$(70,334)

Basic earnings per share:
Net loss per common share	$(0.12)	$(0.45)	$(1.28)	$(1.50)
Diluted earnings per share:
Net loss per common share	$(0.12)	$(0.45)	$(1.28)	$(1.50)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$10,360	$15,181
Accounts receivable, net of allowance of $1,513 and $1,098, respectively	18,383	16,247
Prepaid expenses	8,831	6,697
Deferred expenses	61,421	59,255
Deferred taxes	19,418	17,892
Other current assets	6,596	5,116
Total current assets	125,009	120,388

Property and equipment, net	41,544	40,079
Deferred expenses	59,199	63,147
Goodwill	627,845	627,845
Intangible assets, net	418,038	469,703
Other assets	6,110	6,817
Total assets	$1,277,745	$1,327,979

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,507	$6,385
Accrued expenses	14,501	12,802
Accrued compensation and benefits	9,259	15,413
Accrued restructuring costs and other reserves	244	1,477
Deferred revenue	207,361	190,618
Current portion of debt	6,600	4,681
Other liabilities	2,779	2,556
Total current liabilities	248,251	233,932

Deferred revenue	186,550	175,816
Long-term debt	586,964	688,140
Deferred tax liabilities	84,713	64,126
Other long-term liabilities	5,909	4,352
Total liabilities	1,112,387	1,166,366
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,854,218 and 49,175,642 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	51	49
Additional paid-in capital	519,987	454,022
Accumulated other comprehensive income	18	5
Accumulated deficit	(354,698)	(292,463)
Total stockholders' equity	165,358	161,613
Total liabilities and stockholders' equity	$1,277,745	$1,327,979

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$125,197	$105,753	$361,191	$296,213
Fair value adjustment to deferred revenue	9,590	18,408	33,079	69,014
Non-GAAP revenue	$134,787	$124,161	$394,270	$365,227

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(5,988)	$(21,502)	$(62,235)	$(70,339)
Amortization of intangibles	17,209	17,588	51,715	52,953
Loss on sale of assets	55	—	135	402
Stock based compensation	4,055	3,112	14,325	8,850
Income tax expense (benefit)	1,170	(1,285)	19,480	(12,031)
Restructuring expense (benefit)	—	1,171	(32)	2,524
Corporate development	—	16	—	660
Amortization of debt discounts and fees	1,623	3,071	2,646	9,370
Cash income tax benefit (expense)	122	(335)	(357)	(1,033)
Fair value adjustment to deferred revenue	9,590	18,408	33,079	69,014
Fair value adjustment to deferred expense	367	552	1,228	1,880
Loss on debt extinguishment	1,138	—	20,663	—
Gain on sale of equity method investment	—	—	(385)	(5,156)
Non-GAAP net income	$29,341	$20,796	$80,262	$57,094

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.12)	$(0.45)	$(1.28)	$(1.50)
Amortization of intangibles	0.36	0.38	1.07	1.14
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.07	0.29	0.19
Income tax expense (benefit)	0.02	(0.03)	0.40	(0.26)
Restructuring expense (benefit)	—	0.02	—	0.05
Corporate development	—	—	—	0.01
Amortization of debt discounts and fees	0.03	0.06	0.05	0.20
Cash income tax benefit (expense)	—	(0.01)	(0.01)	(0.02)
Fair value adjustment to deferred revenue	0.20	0.39	0.68	1.47
Fair value adjustment to deferred expense	0.01	0.01	0.03	0.04
Loss on debt extinguishment	0.02	—	0.42	—
Gain on sale of equity method investment	—	—	—	(0.11)
Basic Non-GAAP net income per share	$0.60	$0.44	$1.65	$1.22

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share	Three months ended September 30,		Nine months ended September 30,
Diluted shares:	2013	2012	2013	2012
Basic weighted average common shares	49,243	47,307	48,670	46,834
Diluted stock options	3,502	2,339	2,843	2,249
Diluted restricted stock	810	1,155	763	1,152
Total diluted weighted average common shares	53,555	50,801	52,276	50,235

Diluted GAAP net loss per share	$(0.12)	$(0.45)	$(1.28)	$(1.50)
Diluted equity	0.01	0.03	0.09	0.10
Amortization of intangibles	0.32	0.35	1.01	1.05
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.06	0.27	0.18
Income tax expense (benefit)	0.02	(0.03)	0.37	(0.24)
Restructuring expense (benefit)	—	0.02	—	0.05
Corporate development	—	—	—	0.01
Amortization of debt discounts and fees	0.03	0.06	0.05	0.19
Cash income tax benefit (expense)	—	(0.01)	(0.01)	(0.02)
Fair value adjustment to deferred revenue	0.18	0.37	0.63	1.37
Fair value adjustment to deferred expense	0.01	0.01	0.02	0.04
Loss on debt extinguishment	0.02	—	0.40	—
Gain on sale of equity method investment	—	—	(0.01)	(0.10)
Diluted Non-GAAP net income per share	$0.55	$0.41	$1.54	$1.14

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$4,457	$(5,621)	$3,879	$(35,405)
Amortization of intangibles	17,209	17,588	51,715	52,953
Loss on sale of assets	55	—	135	402
Stock based compensation	4,055	3,112	14,325	8,850
Restructuring expense (benefit)	—	1,171	(32)	2,524
Corporate development	—	16	—	660
Fair value adjustment to deferred revenue	9,590	18,408	33,079	69,014
Fair value adjustment to deferred expense	367	552	1,228	1,880
Non-GAAP operating income	$35,733	$35,226	$104,329	$100,878

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	4%	(5)%	1%	(12)%
Amortization of intangibles	12	12	12	13
Loss on sale of assets	—	—	—	—
Stock based compensation	3	3	4	2
Restructuring expense (benefit)	—	1	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	8	17	9	23
Fair value adjustment to deferred expense	—	—	—	1
Non-GAAP operating margin	27%	28%	26%	28%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
GAAP operating income (loss)	$4,457	$(5,621)	$3,879	$(35,405)
Depreciation and amortization	20,339	19,816	60,680	59,228
Loss on sale of assets	55	—	135	402
Stock based compensation	4,055	3,112	14,325	8,850
Restructuring expense (benefit)	—	1,171	(32)	2,524
Corporate development	—	16	—	660
Fair value adjustment to deferred revenue	9,590	18,408	33,079	69,014
Fair value adjustment to deferred expense	367	552	1,228	1,880
Adjusted EBITDA	$38,863	$37,454	$113,294	$107,153

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	4%	(5)%	1%	(12)%
Depreciation and amortization	14	14	15	14
Loss on sale of assets	—	—	—	—
Stock based compensation	3	3	4	2
Restructuring expense (benefit)	—	1	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	8	17	9	23
Fair value adjustment to deferred expense	—	—	—	1
Adjusted EBITDA margin	29%	30%	29%	29%

Revenue
Subscription	$122,507	$102,279	$353,474	$287,451
Professional services and other	2,690	3,474	7,717	8,762
Total	$125,197	$105,753	$361,191	$296,213

Stock based compensation
Cost of revenue	$435	$322	$1,400	$965
Sales and marketing	961	705	3,414	2,066
Research and development	664	500	2,140	1,488
General and administrative	1,996	1,585	7,371	4,331
Total	$4,056	$3,112	$14,325	$8,850

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands, except for per share amounts)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(5,988)	$(21,502)	$(62,235)	$(70,339)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of equity method investment	—	—	(385)	(5,156)
Loss from debt extinguishment	1,138	—	13,424	—
Depreciation and amortization	20,339	19,816	60,680	59,228
Stock based compensation	4,056	3,112	14,325	8,850
Deferred income taxes	1,277	(1,627)	19,062	(13,084)
Amortization of debt issuance costs	1,553	3,071	2,649	9,368
Other	135	—	135	402
Changes in operating assets and liabilities:
Accounts receivable, net	(179)	(2,365)	(2,136)	(4,707)
Prepaid expenses and other assets	(3,251)	(1,416)	(6,116)	(6,156)
Deferred expenses	25	2,888	1,782	2,512
Accounts payable	(2,089)	5,950	2,145	5,116
Accrued expenses and other liabilities	604	(1,260)	3,480	(3,618)
Accrued compensation and benefits	1,213	453	(6,155)	(3,332)
Accrued restructuring costs and other reserves	—	(59)	(1,233)	(3,013)
Deferred revenue	3,623	13,037	27,475	75,275
Net cash provided by operating activities	22,456	20,098	66,897	51,346

Cash flows from investing activities
Proceeds from sale of equity method investment	—	—	385	7,197
Capital expenditures	(3,366)	(11,673)	(11,586)	(18,990)
Other	—	—	(50)	—
Net cash used in investing activities	(3,366)	(11,673)	(11,251)	(11,793)

Cash flows from financing activities
Stock issuance costs	(16)	(11)	(30)	(11)
Common stock repurchased	(320)	(298)	(5,986)	(3,497)
Payments of long-term debt	(281,000)	(14,500)	(982,076)	(42,500)
Proceeds from exercise of stock options	4,023	1,123	9,858	4,578
Proceeds from long-term debt issued	252,281	—	920,631	—
Debt issuance costs	(497)	—	(2,864)	—
Net cash used in financing activities	(25,529)	(13,686)	(60,467)	(41,430)

Net decrease in cash and cash equivalents	(6,439)	(5,261)	(4,821)	(1,877)
Cash and cash equivalents, beginning of year	16,799	16,748	15,181	13,364
Cash and cash equivalents, end of period	$10,360	$11,487	$10,360	$11,487

Supplemental cash flow information
Interest paid	$6,775	$14,216	$30,415	$43,039
Income tax paid	$184	$95	$374	$196